UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 14, 2011

Pizza Inn Holdings, Inc.
(Exact name of registrant as specified in its charter)

Missouri	0-12919	45-3189287
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3551 Plano Parkway, The Colony, Texas	75056
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (469) 384-5000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07  Submission of Matters to a Vote of Security Holders

On December 14, 2011, the Company held its annual meeting of stockholders.  At the annual meeting, stockholders acted upon the matters outlined in the Company’s definitive Proxy Statement on Schedule 14-A filed with the Securities and Exchange Commission on November 3, 2011.  The matters voted upon at the annual meeting were as follows:

1.	The election of seven directors to the Board of Directors, each for a one-year term; and
2.	The ratification of the selection of Montgomery, Coscia and Greilich, LLP as our independent auditors for fiscal year 2012.

At the annual meeting our shareholders elected the following directors, constituting the entire Board of Directors of the Company, to serve terms expiring at the Company’s 2012 Annual Meeting of Shareholders.

				% Voted
	For	% Voted For	Withheld	Withheld
Steven M. Johnson	3,089,269	98.50%	47,094	1.50%
James K. Zielke	3,080,154	98.21%	56,209	1.79%
Robert B. Page	3,088,872	98.49%	47,491	1.51%
Ramon D. Phillips	3,079,757	98.20%	56,606	1.80%
Mark E. Schwarz	2,832,720	90.32%	303,643	9.68%
Clinton J. Coleman	3,021,361	96.33%	115,002	3.67%
W.C. Hammett, Jr.	3,080,157	98.21%	56,206	1.79%

At the annual meeting, the shareholders also ratified the selection of Montgomery, Coscia and Greilich LLP as our independent auditors for fiscal 2012 as follows:

	For	Against	Abstain
Ratification of Montgomery, Coscia and Greilich, LLP
as Company's independent registered accounting firm.	5,616,387	44,735	41,599

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pizza Inn, Inc.

Date: December 15, 2011	By:	/s/ Charles R. Morrison
Charles R. Morrison, President
and Chief Executive Officer